Exhibit 5.1

Advocaten Notarissen Belastingadviseurs

NXP Semiconductors N.V. High Tech Campus 60 5656 AG EINDHOVEN The Netherlands	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

J.J.J. Schutte Advocaat
Our ref. M8874303/4/20465599/lb

DRAFT 27 JULY 2010, OF OPINION TO BE RENDERED ON OR ABOUT THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT; SUBJECT TO REVIEW OF DOCUMENTS

Dear Madam / Sir:

NXP Semiconductors N.V. (the “Issuer”)

SEC Registration of common shares

1	Introduction

I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex A (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements and compliance with the undertakings included in, the following documents:

3.1	A copy of the Registration Statement.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the trade register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability. Client account notaries ING Bank no. 69.32.13.876.

3.2	A copy of:

(a)	the Issuer’s deed of incorporation and its articles of association, as provided to me by the Chamber of Commerce;

(b)	the Trade Register Extract; and

(c)	the Shareholders Register.

3.3	A copy of:

(a)	each Corporate Resolution; and

(b)	the Board Certificate.

3.4	The form of:

(a)	each Pricing Committee Resolution; and

(b)	each Deed of Issue.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for purpose of this opinion. My examination has been limited to the text of the documents.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	Each signature is the genuine signature of the individual concerned.

4.2	The Shares will have been validly accepted by the subscribers for them.

5	Opinion

Based on the documents and my investigations referred to and the assumptions made in paragraphs 3 and 4 and subject to any matters not disclosed to me in the course of my investigation referred to in paragraph 3, I am of the following opinion:

5.1	When issued pursuant to a validly signed Deed of Issue and upon payment in accordance with that Deed of Issue, each Share will have been validly issued and will be fully paid and nonassessable.[1]

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, and that, except as otherwise required by the Securities Act, the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

(b)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

J.J.J. Schutte

[1]

“Nonassessable” has no equivalent legal term under Dutch law and for the purpose of this opinion, “nonassessable” referred to in paragraph 5, means that no person has a right to require the holder of any Share to pay it any amount in addition to the amount required for the share to be fully paid (for the avoidance of doubt, without prejudice to claims based on tort (onrechtmatige daad)).

Annex A – Definitions

In this opinion:

“Board Certificate” means the certificate dated the date of this opinion attached to this opinion as Annex B.

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Issuer has its principal place of business.

“Corporate Resolution” means each of:

(a)	a written resolution of the Issuer’s shareholders dated [— – date prior to effective date] 2010; and

(b)	a written resolution of the Issuer’s board of directors (bestuur) dated [— – date prior to effective date] 2010.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Issue” means each of a maximum of four deeds of issue between the Issuer and the other persons named in it providing for the issue of the Shares.

“Issuer” means NXP Semiconductors N.V., with corporate seat in Eindhoven.

“Pricing Committee Resolution” means each of:

(a)	a written resolution of the Issuer’s pricing committee determining the offer price of the Shares and the number of Shares to be issued; and

(b)	a maximum of three written resolutions of the Issuer’s pricing committee determining the number of Shares to be issued in addition to the number of Shares referred to in paragraph (a) above,

“Registration” means the registration of the Shares with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-1 (Registration No. 333-166128) in relation to the Registration to be filed with the SEC on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders Register” means the Issuer’s shareholders’ register.

“Shares” means a maximum of 70,000,000 registered ordinary shares, nominal value of EUR 0.20 each, in the Issuer’s capital, to be issued by the Issuer pursuant to the Corporate Resolutions and each Pricing Committee Resolution for an offer price of at least USD 17.00.

“Trade Register Extract” means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated the date hereof.

Annex B – Board Certificate

THE UNDERSIGNED:

(1)	Richard Lynn Clemmer (Chief Executive Officer),

(2)	Sir Peter Bonfield (Chairman, non executive director)

(3)	Johannes Peter Huth (vice-chairman, non executive director),

(4)	Nicolas François Louis Cattelain (non executive director),

(5)	Eric Paul Coutinho (non executive director),

(6)	Egon Durban (non executive director),

(7)	Ian Kimball Loring (non executive director),

(8)	Michel Plantevin (non executive director), and

(9)	Richard Charles Wilson (non executive director),

acting in their capacity as members of the board (the “Board”) of NXP Semiconductors N.V., a limited liability company with corporate seat in Eindhoven, the Netherlands and having its address at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands (the “Company”) and together forming the entire Board of the Company,

WHEREAS:

(a)	The Company intends to offer and issue up to 70,000,000 ordinary shares in the share capital of the Company (the “Shares”) in an offering as described in the registration statement with registration number 333-166128 (the “Registration Statement”) and to register the Shares with the Securities and Exchange Commission. It is proposed that the offer price of the Shares will be at least USD 17.00 per Share. In connection herewith, the Company has applied for admission to listing and trading of the Shares on the NASDAQ Global Market.

(b)	This is a Board Certificate as referred to in the opinion from Blackstone Westbroek N.V. (“De Brauw”) dated the date hereof (the “Opinion”).

(c)	All capitalised terms used but not defined in this Board Certificate shall have the meaning as set forth in the Opinion.

CERTIFY:

7	Documents (including resolutions)

(a)	Each copy document (including each Corporate Resolution and the Shareholders Register) and each form of document (including each Deed of Issue and each Pricing Committee Resolution) delivered to De Brauw as an attachment to the e-mail to which an executed copy of this Board Certificate was attached, is a correct and complete copy of the original; and

(b)	unless a contrary indication appears, that original remains in full force and effect without modification as at the date of this Board Certificate.

8	Company

(a)	Each Corporate Resolution and each Pricing Committee Resolution meets, respectively will meet, in view of inter alia the manner in which they were, respectively will be, adopted, the standards of reasonableness and fairness (redelijkheid en billijkheid).

(b)	The Company is not subject to any bankruptcy proceedings, suspension of payments, emergency measures, other insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings or other laws relating to or affecting the rights of creditors.

AND UNDERTAKE:

(a)	That each Pricing Committee Resolution will be adopted in the form delivered to De Brauw as an attachment to the e-mail to which an executed copy of this Board Certificate was attached, and that each Pricing Committee Resolution will be signed by the persons named therein.

(b)	Not to withdraw or amend, or procure to withdraw or amend, any Corporate Resolution or any Pricing Committee Resolution.

(c)	That no shares in the capital of the Company other than the Shares will be issued until the last closing date.

RELIANCE:

De Brauw may rely on this Board Certificate (without personal liability for the undersigned).

IN EVIDENCE WHEREOF:

this certificate was signed in the manner set out below.

By:

Name:	R.L. Clemmer
Date:

Name:	P. Bonfield
Date:

Name:	J.P. Huth
Date:

Name:	N.F.L. Cattelain
Date:

Name:	E.P. Coutinho
Date:

Name:	E. Durban
Date:

Name:	I.K. Loring
Date:

Name:	M. Plantevin
Date:

Name:	R.C. Wilson
Date: